                                                                    EXHIBIT 11.1

                        OCTEL COMMUNICATIONS CORPORATION
                                AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                    (in thousands, except per share amounts)


                                                                  Fiscal Year Ended June 30,
                                                        ----------------------------------------------
                                                         1991               1992                1993
                                                        -------           -------              -------
 PRIMARY NET INCOME PER SHARE
  Net income . . . . . . . . . . . . . . . . .          $17,714           $21,356              $22,553
                                                        =======           =======               ======
  Weighted average shares outstanding  . . . .           16,795            17,376               17,950
  Dilutive effect of outstanding stock options
   (as determined by the application of the
   treasury stock method)  . . . . . . . . . .              910             1,395                1,187
                                                        -------           -------              -------
                                                         17,705            18,771               19,137
                                                        =======           =======               ======
  Primary net income per share . . . . . . . .            $1.00             $1.14                $1.18
                                                        =======           =======               ======
 FULLY DILUTED NET INCOME PER SHARE*
  Net income . . . . . . . . . . . . . . . . .          $17,714           $21,356              $22,553
                                                        =======           =======               ======
  Weighted average shares outstanding  . . . .           16,795            17,376               17,950
  Dilutive effect of outstanding stock options
   (as determined by the application of the
   treasury stock method)  . . . . . . . . . .            1,013             1,395                1,187
                                                        -------           -------              -------
                                                         17,808            18,771               19,137
                                                        =======           =======               ======
  Fully diluted net income per common share  .            $0.99             $1.14                $1.18
                                                        =======           =======               ======

- ------------
* This computation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required for all periods under APB Opinion No. 15 because it results in dilution of less than three percent.





MEB2OU.R8(5P3)
02/16/94